UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2010

MANHATTAN SCIENTIFICS, INC.
(Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization) 405 Lexington Avenue, 32nd Floor New York, New York (Address of principal executive offices)	000-28411 (Commission File Number)	85-0460639 (I.R.S. Employer Identification Number) 10174 (Zip Code)

Registrant’s telephone number, including area code: (212) 551-0577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 10, 2010, the Board of Directors of Manhattan Scientifics, Inc. (the “Company”) approved an Acquisition Option Agreement among the Company, Senior Scientific LLC (“Senior Scientific”), Edward R. Flynn, Ph.D. ("Dr. Flynn") and Scientific Nanomedicine, Inc. (“Scientific Nanomedicine”).  The agreement transfers the commercial rights to technology and intellectual property with respect to the early detection of diseases using nano technologies owned by Scientific Nanomedicine.  The technology and intellectual property owned by Scientific Nanomedicine was developed by Senior Scientific and its President and Chief Executive Officer Dr. Edward R. Flynn.

The agreement gives the Company the future exclusive right to acquire Scientific Nanomedicine and its technology.  The Company can complete the acquisition by payment of a purchase price comprising cash and shares of the Company’s common stock.  The Company intends to pursue its established business model to work in close cooperation with pharmaceutical companies and medical device manufacturers to commercialize this technology.

Item 9.01 Financial Statements and Exhibits.

10.1	Acquisition Option Agreement among Senior Scientific LLC, Edward R. Flynn, Ph.D., Scientific Nanomedicine, Inc. and Manhattan Scientifics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN SCIENTIFICS, INC.

Date: February 17, 2010	By:	/s/ Emmanuel Tsoupanarias
Name: Emmanuel Tsoupanarias Title: Chief Executive Officer

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